88UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

SEALAND NATURAL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170779	45-2416474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. LIBERTY ST. #880

RENO, NEVADA 89501

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 530-8665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

Sealand Natural Resources Inc. (the “Company”) is filing this Current Report on Form 8-K/A (this “Amendment”) to amend and restate its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2014 (the “Original Report”) to update the Item 4.02 disclosure contained in the Original Report. This Amendment provides additional detail regarding the non-compliance regarding the nature of the changes, timing of the notice and to confirm the approval of the action by the Board of Directors and the Company’s auditor.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 6, 2104, Steve Matteson, the Company’s Chief Financial Officer, concluded that certain previously filed financial statements of the Company did not properly account for previously unrecognized receivables collected, general operating expenses incurred, and additional sales in the Company’s Denmark account.  Upon reconciliation of outstanding accounts receivables, it was observed that pending receivables outside the U.S. had been deposited into the Company’s bank account with Sydbank in Denmark instead of our U.S. Bank account. Payments to various service vendors were withdrawn from that account, as well. As a result of the restatement, revenue increased from $12,753 to $42,067, cash increased from $104,481to $131,310, earning per share loss increased from $(0.09) to $(0.12) and cash flows from operating activities net income (loss) increased to $(247,692).

On January 6, 2014, based on the recommendation of Mr. Matteson and after discussions with the Company’s current independent accountant, Thomas J. Harris CPA , the Company’s Board of Directors determined that the financial statements included in its Quarterly Report on Form 10-Q for the period ended August 31, 2013 should no longer be relied upon.  The period ended August 31, 2013 is the only reporting period impacted by the restatement. In addition, any press releases containing financial information for such periods should not be relied upon.

The Company expects to restate its financial statements for the period ended August 31, 2013. The Company is working diligently to prepare and file restated unaudited interim financial statements for the period ended August 31, 2013, in a Quarterly Report on Form 10-Q/A as soon as possible.  The Company believes that these restated filings will contain disclosures that are adequate and appropriate to restate the relevant financial information for the accounting errors noted with respect to previous reporting period.

As stated above, the Company has informed Thomas J. Harris, CPA, the Company's independent registered public accounting firm, of the matters disclosed in this filing, and has included as an exhibit to this Form 8-K filing the acknowledgement of Thomas J. Harris, CPA.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

7.1	Letter, dated January 21, 2014, from Thomas J. Harris, CPA to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sealand Natural Resources Inc.

Date: January 21, 2014	By:	/s/ Lars Poulsen
Lars Poulsen
President and Chief Executive Officer
(Duly Authorized Officer and
Principal Executive Officer)

Date: January 21, 2014	By:	/s/ Steve Matteson
Steve Matteson
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)